UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): February 17, 2011

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33842	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

 On July 2, 2010, we entered into an agreement to acquire substantially all of the wireless broadband assets and assume certain liabilities from Technology Specialists Group, Inc., an Illinois corporation (“TSG”) (the “Asset Purchase Agreement”). The assets to be acquired are used in the businesses of operating wireless broadband networks that provide high-speed Internet access and other related services to subscribers in Illinois.

On February 17, 2011, we entered into Amendment No. 1 to the Asset Purchase Agreement with TSG (“Amendment No. 1”), pursuant to which we and TSG (i) reduced the amount of the Closing Cash Payment from $50,000 to $43,223 and (ii) reduced the initial quarterly payment from $18,750 to $11,375.

The foregoing summary of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1 which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 1 to Asset Purchase and Sale Agreement, dated as of July 2, 2010, by and between KeyOn Communications Holdings, Inc. and Technology Specialists Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Dated: February 21, 2011	By: /s/ Jonathan Snyder
Name: Jonathan Snyder
Title: Chief Executive Officer